MercadoLibre, Inc. Reports Fourth Quarter 2019 Financial Results

Net Revenues of $674.3 million, up 84.4% YoY on an FX neutral basis

$8.7 billion Total Payment Volume, up 98.5% YoY on an FX neutral basis

$3.9 billion Gross Merchandise Volume, up 39.7% YoY on an FX neutral basis

BUENOS AIRES, Argentina, February 10th, 2020 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America’s leading e-commerce technology company, today reported financial results for the quarter ended December 31, 2019.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “We are proud to announce the fourth quarter 2019 with a sustained momentum that gives us the confidence to move on to a phase of continuing to prioritize growth, but with a greater focus on driving cost efficiencies and scale benefits through the P&Ls of our larger more consolidated businesses. This will be one of our objectives for the upcoming year. We believe we are investing appropriately behind growth, building superior experiences and products for our consumers and merchants, and continuing committed to our long term goal of disrupting both commerce and finance in Latin America. We are also proud to invite you to check our sustainability report, also available for the first time along with the annual report.”

Fourth Quarter 2019 Business Highlights

•

Total payment volume (“TPV”) through Mercado Pago reached $8.7 billion, a year-over-year increase of 63.5% in USD and 98.5% on an FX neutral basis. Total payment transactions increased 127.2% year-over-year, totaling 285.5 million transactions for the quarter.

•

Mercado Pago delivered successful execution in off-platform payments (online and offline) through merchant services, mobile point-of-sale (“MPOS”) devices and its mobile wallet business. On a consolidated basis, off-platform TPV grew 121.3% year-over-year in USD and 175.8% on an FX neutral basis.

•	Off-platform TPV reached $4.7 billion in transactions and 209.4 million payments.
•	Our MPOS business continues to be one of the fastest growing non-marketplace business units. On a consolidated basis, MPOS TPV grew 126.1% on an FX neutral basis.
•

Mobile wallet surpassed for the first time the 1 billion mark, delivering this quarter $1.3 billion in transactions on a consolidated basis. Our mobile wallet consumer base grew by 29.4% compared to the third quarter, reaching 7.9 million active payers during the quarter. TPV from mobile wallet in Argentina, Brazil and Mexico continues to grow by triple digits year-over-year.

•

Our asset management product, Mercado Fondo, is available in Argentina and Brazil, where we offer our entire suite of FinTech solutions: MPOS devices, QR code in-store payments, mobile wallet and asset management. Mercado Fondo has invested almost 90% and 60% of customer funds in Mercado Pago in Brazil and Argentina, respectively.

•	Gross merchandise volume (“GMV”) increased to $3.9 billion, representing a 19.7% and 39.7% increase in USD and on an FX neutral basis, respectively.
•	Items sold reached 109.5 million, growing 28.0% year-over-year.
•	Unique buyers numbers continue to accelerate, growing 26.7% year-over-year versus 25.7% in the third quarter.
•	Live listings offered on MercadoLibre’s marketplace reached 274.0 million, a 50.5% year-over-year increase.
•	Mobile gross merchandise volume grew 253.2% year-over-year on an FX neutral basis, reaching 68.7% of GMV.
•	Items shipped through Mercado Envios reached 92.6 million, a 47.1% year-over-year increase, driven primarily by optimizations in our free shipping program.

The tables below present our gross billings, amounts paid by us in connection with our free shipping service and net revenues.

The Company presents net revenues net of amounts paid in connection with the Company’s free shipping initiative, when the Company acts as an agent. For the three-month period ended December 31st, 2019 the Company incurred $56.8 million of shipping subsidies that have been netted from revenues.

		In Millions (*)
		Q4 2019	Q4 2018
	Brazil	$463.8	$358.1
Gross	Argentina	$139.5	$99.0
Billings	Mexico	$96.3	$50.4
	Others	$31.5	$28.7
	Total	$731.1	$536.2

		In Millions (*)
		Q4 2019	Q4 2018
	Brazil	$(35.5)	$(92.7)
Free Shipping	Argentina	$(7.0)	$(8.2)
service cost	Mexico	$(11.5)	$(4.9)
	Others	$(2.8)	$(2.3)
	Total	$(56.8)	$(108.1)

		In Millions (*)
		Q4 2019	Q4 2018
	Brazil	$428.3	$265.4
Net	Argentina	$132.4	$90.8
Revenues	Mexico	$84.8	$45.5
	Others	$28.7	$26.3
	Total	$674.3	$428.0

*The tables above may not total due to rounding.

Fourth Quarter 2019 Financial Highlights

•	Net revenues for the fourth quarter were $674.3 million, a year-over-year increase of 57.5% in USD and 84.4% on an FX neutral basis.
•

Enhanced marketplace revenues increased 55.3% year-over-year in USD and 79.7% on an FX neutral basis, while non-marketplace revenues increased 60.0% year-over-year in USD and 89.7% on an FX neutral basis.

•	Gross profit was $308.3 million with a margin of 45.7%, compared to 47.8% in the fourth quarter of 2018.
•

Total operating expenses were $377.2 million, an increase of 83.5% year-over-year in USD. As a percentage of revenues, operating expenses were 55.9%, compared to 48.0% during the fourth quarter of 2018. On a sequential basis the 479 bps of margin improvement in operating expenses, 222 bps were the result of an improvement in bad debt and 203 bps in a lower investment in Maketing.

•	Our marketing expenses increased $3.2 million quarter-over-quarter, while Bad debt improved by $11.6 million quarter-over-quarter during the quarter.
•	Loss from operations was $68.9 million, compared to a loss of $81.9 million during the prior quarter. As a percentage of revenues, the loss from operations reached 10.2%.
•	Interest income was $26.9 million, a 88.4% increase year-over-year, as a result of equity offering during 2019, which generated more invested volume and interest gain, and a higher float in Argentina.
•

The Company incurred $21.2 million in financial expenses this quarter, mainly attributable to secured financial loans and interest expenses from our trusts related to our factoring business in Argentina.

•	Net loss before taxes was $63.0 million, up from a loss of $6.8 million during the fourth quarter of 2018.
•	Income tax gain was $9.0 million.
•	Net loss was $54.0 million, resulting in basic net loss per share of $1.11, due to the investment in marketing, which accounted for $146.6 million.

The following table summarizes certain key performance metrics for the twelve and three months periods ended December 31, 2019 and 2018.

	Year ended December 31, (*)		Three-months period ended December 31, (*)
(in millions)	2019	2018	2019	2018
Other data:
Number of confirmed registered users at end of period	320.6	267.4	320.6	267.4
Number of confirmed new registered users during period	53.2	55.5	14.6	18.8
Gross merchandise volume	$13,997.4	$12,504.9	$3,871.3	$3,233.0
Number of successful items sold	378.9	334.7	109.5	85.6
Number of successful items shipped	306.9	221.7	92.6	62.1
Total payment volume	$28,389.9	$18,455.9	$8,668.2	$5,302.1
Total volume of payments on marketplace	$13,051.7	$11,274.5	$3,658.0	$2,950.4
Total payment transactions	838.0	389.3	285.5	125.6
Unique buyers	44.2	37.4	24.1	19.0
Unique sellers	11.2	10.8	4.2	4.1
Capital expenditures	$141.4	$102.0	$40.6	$21.5
Depreciation and amortization	$73.3	$45.8	$20.8	$11.9

(*) Figures have been calculated using rounded amounts. Growth calculations based on this table may not total due to rounding.

Year-over-year USD Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q4’18	Q1’19	Q2’19	Q3’19	Q4’19

Brazil	34%	64%	74%	77%	61%

Argentina	(16)%	(8)%	14%	39%	46%

Mexico	157%	220%	267%	146%	86%

Year-over-year Local Currency Revenue Growth Rates by Quarter

Consolidated Net Revenues	Q4’18	Q1’19	Q2’19	Q3’19	Q4’19

Brazil	58%	91%	89%	77%	74%

Argentina	77%	83%	115%	119%	133%

Mexico	170%	227%	261%	153%	80%

Conference Call and Webcast

The Company will host a conference call and audio webcast on February 10th, 2020 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID –5176529–) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billings - Total accrued fees, commissions, interest, and other sales received from users.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2018 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using Mercado Pago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using Mercado Pago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using Mercado Pago, including marketplace and non-marketplace transactions.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items that were sold/purchased through the Mercado Libre Marketplace, excluding Classifieds items.

Items shipped – Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre Marketplace and confirmed their registration, excluding Classifieds users.

Unique Buyers – New or existing users with at least one purchase made in the period, including Classifieds users.

Unique Sellers – New or existing users with at least one new listing in the period, including Classifieds users.

About MercadoLibre

Founded in 1999, MercadoLibre is the largest online commerce ecosystem in Latin America, serving as an integrated regional platform and as a provider of the necessary online and technology- based tools that allow businesses and individuals to trade products and services in the region. The Company enables commerce through its marketplace platform (including online classifieds for motor vehicles, vessels, aircraft, services and real estate), which allows users to buy and sell in most of Latin America.

The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2019, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

MercadoLibre, Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except par value)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$ 1,384,740	$ 440,332
Restricted cash and cash equivalents	66,684	24,363
Short-term investments (522,798 and 284,317 held in guarantee)	1,597,241	461,541
Accounts receivable, net	35,446	35,153
Credit cards receivable, net	379,969	360,298
Loans receivable, net	182,105	95,778
Prepaid expenses	45,309	27,477
Inventory	8,626	4,612
Other assets	88,736	61,569
Total current assets	3,788,856	1,511,123
Non-current assets:
Long-term investments	263,983	276,136
Loans receivable, net	6,439	—
Property and equipment, net	244,257	165,614
Operating lease right-of-use assets	200,449	—
Goodwill	87,609	88,883
Intangible assets, net	14,275	18,581
Deferred tax assets	117,582	141,438
Other assets	58,241	37,744
Total non-current assets	992,835	728,396
Total assets	$ 4,781,691	$ 2,239,519

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$ 372,309	$ 266,759
Funds payable to customers	894,057	640,954
Salaries and social security payable	101,841	60,406
Taxes payable	60,247	31,058
Loans payable and other financial liabilities	186,138	132,949
Operating lease liabilities	23,259	—
Other liabilities	114,469	34,098
Total current liabilities	1,752,320	1,166,224
Non-current liabilities:
Salaries and social security payable	26,803	23,161
Loans payable and other financial liabilities	631,353	602,228
Operating lease liabilities	176,673	—
Deferred tax liabilities	99,952	91,698
Other liabilities	12,627	19,508
Total non-current liabilities	947,408	736,595
Total liabilities	$ 2,699,728	$ 1,902,819

Commitments and contingencies

Redeemable convertible preferred stock, $0.001 par value, 40,000,000 shares
authorized, 100,000 shares issued and outstanding at December 31, 2019	$ 98,843	$ —

Equity

Common stock, $0.001 par value, 110,000,000 shares authorized,
49,709,955 and 45,202,859 shares issued and outstanding at December 31,
2019 and December 31, 2018	$ 50	$ 45
Additional paid-in capital	2,067,869	224,800
Treasury stock	(720)	—
Retained earnings	322,592	503,432
Accumulated other comprehensive loss	(406,671)	(391,577)
Total Equity	1,983,120	336,700
Total Liabilities, Redeemable convertible preferred stock and Equity	$ 4,682,848	$ 2,239,519

MercadoLibre, Inc.

Consolidated Statements of Income

For the twelve and three-month periods ended December 31, 2019 and 2018

(In thousands of U.S. dollars, except for share data)

	Year Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018
Net revenues	$ 2,296,314	$ 1,439,653	$ 674,271	$ 428,019
Cost of net revenues	(1,194,191)	(742,645)	(365,924)	(223,236)
Gross profit	1,102,123	697,008	308,347	204,783

Operating expenses:
Product and technology development	(223,807)	(146,273)	(58,020)	(38,963)
Sales and marketing	(834,022)	(482,447)	(269,751)	(140,035)
General and administrative	(197,455)	(137,770)	(49,463)	(26,605)
Total operating expenses	(1,255,284)	(766,490)	(377,234)	(205,603)
Loss from operations	(153,161)	(69,482)	(68,887)	(820)

Other income (expenses):
Interest income and other financial gains	113,523	42,039	26,933	14,292
Interest expense and other financial losses	(65,876)	(56,249)	(21,187)	(16,443)
Foreign currency (losses) gains	(1,732)	18,240	167	(3,862)
Net loss before income tax (expense) gain	(107,246)	(65,452)	(62,974)	(6,833)

Income tax (expense) gain	(64,753)	28,867	8,976	4,496
Net loss	$ (171,999)	$ (36,585)	$ (53,998)	$ (2,337)

	Year Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018
Basic EPS
Basic net loss
Available to shareholders per common share	$ (3.71)	$ (0.82)	$ (1.11)	$ (0.05)
Weighted average of outstanding common shares	48,692,906	44,529,614	49,709,955	45,202,859
Diluted EPS
Diluted net loss
Available to shareholders per common share	$ (3.71)	$ (0.82)	$ (1.11)	$ (0.05)
Weighted average of outstanding common shares	48,692,906	44,529,614	49,709,955	45,202,859

MercadoLibre, Inc.

Consolidated Statement of Cash Flows

For the years ended December 31, 2019 and 2018

	Year Ended December 31,
	2019	2018

Cash flows from operations:
Net loss	$ (171,999)	$ (36,585)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized devaluation loss, net	44,326	11,131
Depreciation and amortization	73,320	45,792
Accrued interest	(54,309)	(17,811)
Non cash interest, convertible notes amortization of debt discount and amortization of debt issuance costs and other charges	86,694	11,408
Stock-based compensation expense - restricted shares	395	—
LTRP accrued compensation	51,662	27,525
Deferred income taxes	16,453	(92,585)
Changes in assets and liabilities:
Accounts receivable	(507)	(27,105)
Credit cards receivable	(29,315)	42,655
Prepaid expenses	(17,956)	(23,342)
Inventory	(4,148)	(3,015)
Other assets	(49,390)	(17,617)
Payables and accrued expenses	143,495	90,123
Funds payable to customers	267,293	175,398
Other liabilities	45,452	28,202
Interest received from investments	49,625	16,733
Net cash provided by operating activities	451,091	230,907
Cash flows from investing activities:
Purchase of investments	(4,490,678)	(3,176,078)
Proceeds from sale and maturity of investments	3,353,606	2,662,800
Payment for acquired businesses, net of cash acquired	—	(4,195)
Purchases of intangible assets	(72)	(192)
Changes in principal loans receivable, net	(173,848)	(57,232)
Advance for property and equipment	—	(4,426)
Purchases of property and equipment	(136,798)	(93,136)
Net cash used in investing activities	(1,447,790)	(672,459)
Cash flows from financing activities:
Funds received from the issuance of convertible notes	—	880,000
Transaction costs from the issuance of convertible notes	—	(16,264)
Payments on convertible note	(25)	(348,123)
Purchase of convertible note capped calls	(96,367)	(148,943)
Unwind of convertible note capped calls	—	136,108
Proceeds from loans payable and other financial liabilities	629,891	236,873
Payments on loans payable and other financing liabilities	(472,897)	(123,822)
Dividends paid	—	(6,624)
Payment of finance lease obligations	(1,929)	(323)
Common Stock repurchased	(720)	—
Dividends paid of preferred stock	(2,844)	—
Proceeds from issuance of convertible redeemable preferred stock, net	98,688	—
Proceeds from issuance of common stock, net	1,867,215	—
Net cash provided by financing activities	2,021,012	608,882
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(37,584)	(90,895)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	986,729	76,435
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the year	464,695	388,260
Cash, cash equivalents, restricted cash and cash equivalents, end of the year	$1,451,424	$464,695

Financial results of reporting segments

	Three Months Ended December 31, 2019

	Brazil	Argentina	Mexico	Other Countries	Total

Net revenues	$428,327	$132,440	$84,825	$28,679	$674,271
Direct costs	(373,417)	(107,790)	(135,840)	(34,242)	(651,289)
Direct contribution	54,910	24,650	(51,015)	(5,563)	22,982

Operating expenses and indirect costs of net revenues					(91,869)
Loss from operations					(68,887)

Other income (expenses):
Interest income and other financial gains					26,933
Interest expense and other financial losses					(21,187)
Foreign currency gains					167
Net loss before income tax gain					$(62,974)

	Three Months Ended December 31, 2018

	Brazil	Argentina	Mexico	Other Countries	Total

Net revenues	$265,353	$90,800	$45,529	$26,337	$428,019
Direct costs	(218,497)	(68,783)	(63,550)	(22,397)	(373,227)
Direct contribution	46,856	22,017	(18,021)	3,940	54,792

Operating expenses and indirect costs of net revenues					(55,612)
Loss from operations					(820)

Other income (expenses):
Interest income and other financial gains					14,292
Interest expense and other financial losses					(16,443)
Foreign currency losses					(3,862)
Net loss before income tax gain					$(6,833)

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2018 and applying them to the corresponding months in 2019, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended December 31, 2019:

	Three-month Periods Ended December 31, (*)
	As reported			FX Neutral Measures	As reported
(In millions, except percentages)	2019	2018	Percentage Change	2019	2018	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$ 674.3	$ 428.0	57.5%	$ 789.4	$ 428.0	84.4%
Cost of net revenues	(365.9)	(223.2)	63.9%	(435.0)	(223.2)	94.9%
Gross profit	308.3	204.8	50.6%	354.4	204.8	73.1%

Operating expenses	(377.2)	(205.6)	83.5%	(451.9)	(205.6)	119.8%
Loss from operations	(68.9)	(0.8)	8311.3%	(97.5)	(0.8)	11805.7%

(*) The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.

 Investor Relations

investor@mercadolibre.com

 http://investor.mercadolibre.com